SECURITIES AND EXCHANGE COMMISION
                               Washington D.C. 20549


                                     FORM 8-K

                                   CURRENT REPORT



                        Pursuant to Section 13 or 15 (d) of
                        The Securities Exchange Act of 1934

     Date of Report (date of earliest event reported) November 24, 1997


                        TAURUS ENTERTAINMENT COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


                                      COLORADO
                  (State or other jurisdiction of incorporation)


         0-8835                                             84-0736215
   (Commission File Number)                 (IRS Employer Identification No.)


   2016 Main Suite 109    Houston, Texas               77002
   (Address of Principal Executive Office)


        Registrant's telephone number, including area code 713/650-0161


   TAURUS PETROLEUM, INC 410 N. Sam Houston Pkwy. E. Houston, Texas 77002
        (Former name or former address, if changed since last report)

Item 5. Other Events

The Annual Meeting of the stockholders of Taurus Petroleum, Inc. (the "Company") was held in Houston, Texas on November 24, 1997. At this meeting all the nominees for the Board of Directors were elected. The new directors are Eric Langan, Stephen E. Fischer, Michael Thurman Christopher N. Curnow and Mitchell White. In addition, all the proposals as outlined in the Proxy statement were approved by the Stockholders of the Company. These proposals include changing the name of the Company to Taurus Entertainment Companies, Inc. to reflect the new direction the Company is taking in the adult entertainment industry. It was also affirmed that the Company effectuate a one share for 300 share (1:300) reverse stock split of its common stock and reduce the number of authorized common shares to 20,000,000. The stockholders further agreed to authorize 10,000,000 shares of preferred stock, none of which was issued.

The Accounting firm of Simonton, Kutac & Barnidge L.L.P. was ratified as the Company's independent auditors for fiscal year end September 30, 1997.

Separately, in the Board of Directors meeting following the stockholders meeting, Mr. Langan was elected President and Chief Executive Officer and Darla Gideon was elected Corporate Secretary.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TAURUS ENTERTAINMENT COMPANIES, INC.
                                              Registrant

Date: December 5, 1997
                                       By \S\ Eric S. Langan
                        Eric S. Langan, President and Chief Executive Officer